Exhibit 10.1

SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

     THIS SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of May 31, 2004, by and between AMPAC CAPITAL SOLUTIONS, LLC, a Nevada limited liability company (“AMPAC”), as successor in interest to GUARANTY BUSINESS CREDIT CORPORATION, a Delaware corporation (“GBCC”), and U.S. PLASTIC LUMBER LTD., a Delaware corporation (the “Company”), with respect to the following:

     A. GBCC and the Company have entered into that certain Loan and Security Agreement dated as of December 19, 2002 (as amended, restated, modified and supplemented from time to time, including by this Amendment, the “Loan Agreement”). Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

     B. GBCC and the Company have entered into that certain Second Amendment to Loan and Security Agreement and Limited Waiver of Defaults by and between the Company and GBCC dated as of July 25, 2003 with respect to the Loan Agreement (as amended, supplemented and modified from time to time, the “Second Amendment”) whereby GBCC established the Special Advance Subline (as defined in the Second Amendment, the “Special Advance Subline”) and consented to the execution of the Junior Participation Agreement (as defined in the Second Amendment) with Schultes, Inc., a New Jersey corporation (the “Junior Participant”).

     C. GBCC and the Company have entered into that certain Third Amendment to Loan and Security Agreement and Limited Waiver of Defaults by and between the Company and GBCC dated as of December 11, 2003 with respect to the Loan Agreement (as amended, supplemented and modified from time to time, the “Third Amendment”) whereby, among other things, GBCC increased the Special Advance Subline from $2,500,000.00 to $3,250,000.00 and the due date of the Term Advance was changed to May 31, 2004.

     D. GBCC and the Company have entered into that certain Fourth Amendment to Loan and Security Agreement by and between the Company and GBCC dated as of February 23, 2004 with respect to the Loan Agreement (as amended, supplemented and modified from time to time, the “Fourth Amendment”) whereby, among other things, GBCC increased the Special Advance Subline from $3,250,000.00 to $4,000,000.00.

     E. GBCC and the Company have entered into that certain Fifth Amendment to Loan and Security Agreement by and between the Company and GBCC dated as of March 19, 2004 with respect to the Loan Agreement (as amended, supplemented and modified from time to time, the “Fifth Amendment”) whereby, among other things, GBCC increased the Special Advance Subline from $4,000,000.00 to $5,000,000.00.

     F. GBCC and the Company have entered into that certain Letter Agreement by and between GBCC and the Company dated as of December 11, 2003 whereby, among other things, the Company agreed to pay GBCC, in consideration of the extension of time to complete sale of certain of its assets and to terminate the GBCC loan facility, an extension fee (the “Extension Fee”) in the amount of $80,000.00. No portion of the Extension Fee has been paid by the Company. The payment of the Extension Fee is due on May 31, 2004.

     G. AMPAC has received an assignment of GBCC’s rights, title and interest to the Loan Agreement, the Participation Agreement and the Transaction Documents.

     H. The Company has requested that AMPAC amend the Loan Agreement to further increase the Special Advance Subline from $5,000,000.00 to $6,000,000.00, and AMPAC has agreed to amend the Loan Agreement on the terms and conditions set forth herein

     I. The Company has also requested that AMPAC agree to change the due date for the Term Advance from May 31, 2004 to June 30, 2004 and AMPAC has agreed to change the due date for the Term Advance from May 31, 2004 to June 30, 2004 on the terms and conditions set forth herein.

     J. The Company has also requested that AMPAC agree to change the due date for the Extension Fee from May 31, 2004 to June 9, 2004 and AMPAC has agreed to change the due date for the Extension Fee from May 31, 2004 to June 9, 2004 on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the terms and conditions hereof, the parties hereto do hereby agree that the foregoing recital are incorporated herein by this reference and as follows:

     1. Increase in Special Advance Subline. The Loan Agreement is hereby amended by amending Section 7(a) of the Second Amendment by deleting the amount “Five Million Dollars ($5,000,000)” from such section and replacing it with the amount “Six Million Dollars ($6,000,000)”

     2. Term Advance Maturity Date. The Company shall continue to make all payments of principal and interest required by the Loan Agreement with respect to the outstanding Term Advance, provided, however, that the unpaid balance of the Term Advance shall be due and payable in full on June 30, 2004. The failure of the Company to indefeasibly pay the Term Advance in full and in cash on or before June 30, 2004 shall constitute an Event of Default.

     3. Extension Fee. The Company does hereby agree that the Extension Fee shall be paid in full and in cash on or before June 9, 2004.

     4. Default Rate of Interest. Interest shall continue to accrue on all Obligations other than the Term Advance at the Default Rate. The Term Advance shall continue to accrue interest as set forth in paragraph 7 of the Third Amendment.

     5. Amendment Fee. In consideration for the accommodations granted by AMPAC herein and in addition to all other fees and costs, the Company hereby agrees to pay to AMPAC a nonrefundable Amendment Fee of Four Percent (4%) of the total outstanding balance of the Term Advance and the Special Advance Subline as of the date hereof, which shall be fully earned as of the date hereof (the “Amendment Fee”). The Amendment Fee shall due and payable in full on June 9, 2004 by the Company.

     6. Release and Waiver of Claims by the Company. For good and valuable consideration, the receipt of which is hereby acknowledged and in consideration of AMPAC executing this Amendment, the Company does hereby release AMPAC and its managers, members, employees, attorneys and agents from any and all claims, demands, causes of action, now known or unknown, arising out of or related to the Loan Agreement or the transactions connected therewith. The Company does hereby warrant and represent that no claims, demands or causes of action, arising out of or related to the Loan Agreement or the transactions connected therewith are now known or suspected to exist.

     The Company intends this release to cover, encompass, release, and extinguish, among other things, all claims and matters which might otherwise be reserved by California Civil Code section 1542, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

     7. Conditions Precedent. The obligations of AMPAC hereunder shall take effect only upon the satisfaction of the following conditions:

     (a) Receipt by AMPAC of a fully executed original of this Amendment;

     (b) Receipt by AMPAC of a fully executed original of the Eighth Amendment to Junior Participation Agreement, dated as of even dated herewith, by and between AMPAC and the Junior Participant;

     (c) Receipt by AMPAC of a secured promissory note by the Company in favor of AMPAC in the amount of Six Million Dollars ($6,000,000) in respect of the Special Advance Subline, which promissory note shall amend and restate in full the Amended and Restated Secured Promissory Note (Special Advance Promissory Note) dated as of March 19, 2004;

     (d) Other than the financial covenant defaults specifically referenced in paragraph 5 of the Second Amendment, no Defaults or Events of Default shall have occurred or be continuing; and

     (e) AMPAC shall have received such other documents, certificates, opinions and information that AMPAC shall require, each in form and substance satisfactory to AMPAC in its sole discretion.

     8. Miscellaneous.

     (a) Reference to the Loan Agreement and the Transaction Documents.

     (i) Except as specifically amended by this Amendment, the Loan Agreement and the other Transaction Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed.

     (ii) The Company hereby warrants and represents to AMPAC that there does not exist a Default or an Event of Default other than the financial covenant defaults specifically referenced in paragraph 5 of the Second Amendment and the Company reaffirms, as of the date hereof, that all of the warranties and representations of the Company contained in the Loan Agreement and in the other Transaction Documents are true, complete and correct.

     (b) Events of Default. Any failure to comply with the terms and conditions of this Amendment shall constitute an Event of Default.

     (c) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     (d) Governing Law. This Amendment shall be governed by and construed according to the laws of the State of California.

     (e) Attorneys’ Fees. The Company shall pay, on written demand, all fees and costs incurred by AMPAC in connection with the negotiation, documentation and execution of this Amendment, including the reasonable fees and expenses of attorneys. If any legal action or proceeding shall be commenced at any time by any party to this Amendment in connection with its interpretation or enforcement, the prevailing party or parties in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys’ fees and costs in connection therewith, in addition to all other relief to which the prevailing party or parties may be entitled.

     (f) Jury Trial Waiver. EACH OF THE PARTIES HERETO WAIVES ITS RIGHT TO A TRIAL BY JURY, IF ANY, IN ANY ACTION TO ENFORCE, DEFEND, INTERPRET OR OTHERWISE CONCERNING THIS AMENDMENT.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

U.S. PLASTIC LUMBER LTD., a Delaware corporation

By: /s/ Michael D. Schmidt

Name: Michael D. Schmidt

Title: Treasurer

AMPAC CAPITAL SOLUTIONS, LLC, a Nevada limited liability company

By: /s/ Larry R. Polhill

Name: Larry R. Polhill

Title: Manager

     The undersigned hereby consents to and acknowledges the terms and conditions of the foregoing Amendment and agrees that its Continuing Guaranty and each other document executed in favor of AMPAC, as successor in interest to GBCC, shall remain in full force and effect.

U.S. PLASTIC LUMBER IP CORPORATION

By: /s/ Michael D. Schmidt

Name: Michael D. Schmidt

Title: Treasurer

U.S. PLASTIC LUMBER CORP.

By: /s/ Michael D. Schmidt

Name: Michael D. Schmidt

Title: Chief Financial Officer

U.S. PLASTIC LUMBER FINANCE CORPORATION

By: /s/ Michael D. Schmidt

Name: Michael D. Schmidt

Title: Treasurer